As filed with the Securities and Exchange Commission on March 31, 2015                                                                   Registration No. 333-191578

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_______________

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Florida (State or Other Jurisdiction of Incorporation or Organization)	13-4172059 (I.R.S. Employer Identification Number)

200 Progress Drive

Montgomeryville, PA  18936

 (Address of Principal Executive Offices)

_______________

Environmental Solutions Worldwide, Inc. 2013 Stock Plan

 (Full Title of the Plan)

_______________

Praveen Nair

200 Progress Drive

Montgomeryville, PA  18936

 (Name and Address of Agent for Service)

(215) 699-0730

(Telephone Number, Including Area Code,

of Agent for Service)

Copies to:

James J. Moriarty, Esq.

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

(212) 715-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

KL2 2891317.1

Deregistration of Securities

This Post-Effective Amendment No. 1 to Form S−8 (this “Amendment”) relates to the Registration Statement on Form S−8 (File No. 333-191578), filed with the Securities and Exchange Commission (the “SEC”) on October 4, 2013 (the “Registration Statement”), by Environmental Solutions Worldwide, Inc., a Florida corporation (the “Registrant”). The Registration Statement registered the sale of 20,000 shares (the “Shares”) of the Registrant’s common stock, par value $0.001 per share, issuable pursuant to the Registrant’s 2013 Stock Plan.  This Amendment is being filed to deregister all unsold Shares registered pursuant to, and terminate the effectiveness of, the Registration Statement, in connection with the Registrant’s decision to file a Form 15 to voluntarily deregister the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspend its reporting obligations under Section 15(d) of the Exchange Act.

In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Shares which remain unsold at the termination of the offering, the Registrant hereby removes from registration the Shares registered but unsold under the Registration Statement.

KL2 2891317.1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Woodbridge, Province of Ontario, on this 31st day of March, 2015.

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
By: /S/ PRAVEEN NAIR
Name: Praveen Nair Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MARK YUNG	Executive Chairman, Director	March 31, 2015
Mark Yung

/S/ NITIN M. AMERSEY	Director	March 31, 2015
Nitin Amersey

/S/ JOHN DUNLAP III	Director	March 31, 2015
John D. Dunlap III

/S/ JOHN SUYDAM	Director	March 31, 2015
John J. Suydam

/S/ JOHN J HANNAN	Director	March 31, 2015
John J. Hannan

/S/ BENJAMIN BLACK	Director	March 31, 2015
Benjamin Black

/S/ JOSHUA BLACK	Director	March 31, 2015
Joshua Black

/S/ ZOHAR LOSHITZER	Director	March 31, 2015
Zohar Loshitzer

/S/ BRIAN WEBSTER	Chief Operating Officer	March 31, 2015
Brian Webster

/S/ VIRENDRA KUMAR
Virendra Kumar	Chief Commercial Officer	March 31, 2015

/S/ PRAVEEN NAIR
Praveen Nair	Chief Financial Officer and Principal Accounting Officer	March 31, 2015